Exhibit 4.5

PHIBRO ANIMAL HEALTH CORPORATION,

THE GUARANTORS
named herein

and

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 6, 2013

9¼% Senior Notes due 2018

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of March 6, 2013, among Phibro Animal Health Corporation (the “Issuer”), each of the Guarantors named herein, as Guarantors, and HSBC Bank USA, National Association, as Trustee (the “Trustee”). All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture (as defined herein).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Indenture, dated as of July 9, 2010 (as such may be amended and supplemented from time to time, the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee, the Issuer issued its 9¼% Senior Notes due 2018 (the “Notes”) in the aggregate principal amount of $300,000,000; and

WHEREAS, the Indenture establishes certain conditions, as set forth in Section 4.13 thereof, under which Restricted Subsidiaries would be required to guarantee the obligations of the Issuer under the Indenture and the Notes, with Section 4.13 providing (among other things) that if, after the Issue Date, the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Foreign Subsidiary or a Subsidiary that has been designated an Unrestricted Subsidiary), then the Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (ii) a notation of guarantee in respect of its Note Guarantee; and

WHEREAS, on December 20, 2012, OmniGen Research, LLC, an Oregon limited liability company (“OmniGen”), became a Subsidiary of Prince Agri Products, Inc., a Delaware corporation and Restricted Subsidiary and, by virtue thereof, constitutes a Restricted Subsidiary that is not a Foreign Subsidiary; and

WHEREAS, the Issuer has determined that OminGen is required to comply with Section 4.13 of the Indenture and execute a supplemental indenture under which OminGen will be bound by the Guarantee contemplated thereby; and

WHEREAS, pursuant to Sections 8.01(4) and (9) of the Indenture, the Issuer and the Trustee may amend, waive or supplement the Indenture, the Note Guarantee or the Notes without prior notice to or consent of any Holder to (i) add Note Guarantees with respect to the Notes, including any Subsidiary, and (ii) make any change that does not materially adversely affect the rights of any Holder under the Indenture; and

WHEREAS, this Third Supplemental Indenture amends or supplements the Indenture and also the Notation of Guarantee in the form attached as Exhibit G thereto to add OminGen as an additional Guarantor under the Indenture and as additional signatory to the Notation of Guarantee, and, accordingly satisfies the criteria of Section 8.01 of the Indenture; and

WHEREAS, the Issuer, each of the Guarantors existing prior to the date hereof, OminGen and the Trustee desire and have agreed to execute and deliver this Third Supplemental Indenture as herein provided and all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties;

NOW, THEREFORE, in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders as follows:

1.            Additional Guarantor.

(a)          OminGen hereby agrees to be bound by the Indenture, as amended by this Third Supplemental Indenture and as hereafter amended in accordance with the terms of the Indenture, to the same extent as though the Indenture were incorporated and fully set forth in this Third Supplemental Indenture; and, by virtue thereof, hereby becomes a Guarantor for all purposes.

(b)          Without limiting the generality of subsection (a) above, OminGen (with each other Guarantor), by execution of this Third Supplemental Indenture, jointly and severally, unconditionally joins in and becomes bound by the Note Guarantee as set forth in Section 10.01 of the Indenture.

2.            Notation of Guarantee.  The Issuer and the Guarantors, including OminGen, agree that the Trustee is permitted, and each of them hereby authorizes the Trustee, to place a notation about this Third Supplemental Indenture on the Notes in accordance with the provisions of Section 8.05 of the Indenture; provided that nothing herein shall limit the generality and applicability of Section 4.13 of the Indenture.

3.            Acceptance by Trustee.  The Trustee accepts this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and conditions defining and limiting the liabilities and responsibilities of the Trustee, which terms and conditions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

4.            Supplemental Indenture Part of Indenture; Ratification of Indenture.  This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Third Supplemental Indenture forms a part thereof. Except as otherwise expressly provided for in this Third Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

5.            Trustee Makes No Representation The recitals contained in this Third Supplemental Indenture shall be taken as the statements made solely by the Issuer and the Guarantors, including OminGen, and the Trustee shall have no liability or responsibility for their

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correctness, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Guarantors (including OmniGen) by corporate action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors (including OmniGen) or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

6.            Conflict with Trust Indenture Act.  If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Third Supplemental Indenture, the provision of the TIA shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

7.            Successors.  All agreements of the Issuer in this Third Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Third Supplemental Indenture shall bind its successors, except as otherwise provided in Section 11.11 of the Indenture.

8.            Effective Date.  This Third Supplemental Indenture shall become effective upon the execution and delivery hereof by the Issuer, the Guarantors (including OmniGen) and the Trustee.

9.            Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK.

10.          Counterparts.  The parties hereto may sign multiple counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

11.          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the date and year first written above.

Issuer:

PHIBRO ANIMAL HEALTH CORPORATION

By:	/s/ David C. Storbeck
	Name:	David C. Storbeck
	Title:	Vice President

Guarantors:

PRINCE AGRI PRODUCTS, INC.
PHIBROCHEM, INC.
PHIBRO ANIMAL HEALTH HOLDINGS, INC.
PHIBRO CHEMICALS, INC.
WESTERN MAGNESIUM CORP.
C.P. CHEMICALS, INC.
PHILIPP BROTHERS CHEMICALS, INC.
PHIBROWOOD, LLC
PHIBRO-TECH, INC.
OMNIGEN RESEARCH, LLC
FIRST DICE ROAD COMPANY, A CALIFORNIA LIMITED
PARTNERSHIP
By: WESTERN MAGNESIUM CORP., Its General Partner

By:	/s/ David C. Storbeck
	Name:	David C. Storbeck
	Title:	Vice President

Signature Page to Third Supplemental Indenture

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HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Herawattee Alli
	Name:	Herawattee Alli
	Title:	Vice President

Signature Page to Third Supplemental Indenture

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